AirShares™ EU Carbon Allowances Fund	Exhibit 99.1
Monthly Account Statement
For the Month Ended January 31, 2009

Statement of Income (Loss)

Income
Unrealized Gain (Loss) on Market Value of Futures	$(1,294,853)
Unrealized Gain (Loss) on Foreign Currency Translations	169
Interest Income	229
Total Income (Loss)	$(1,294,455)

Expenses
Unitary Management Fee	$3,093
Total Expenses	3,093
Net Gain (Loss)	$(1,297,548)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/01/09	$5,051,825
Net Gain (Loss)	(1,297,548)

Net Asset Value End of Period	$3,754,277
Net Asset Value Per Unit (200,040 Units)	$18.77

To the Shareholders of AirShares™ EU Carbon Allowances Fund :

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2009 is accurate and complete.

/s/ David W. Jaffin

David W. Jaffin
Chief Financial Officer
XShares Advisors LLC, Sponsor of AirSharesTM EU Carbon Allowances Fund

XShares Advisors LLC
420 Lexington Avenue
Suite 2550
New York, New York 10170